EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements for Bryn Mawr Bank Corporation (“BMBC” or the “Corporation”) and Royal Bancshares of Pennsylvania, Inc. (“RBPI”) give effect to the merger of RBPI with and into BMBC (the “merger”). The unaudited pro forma combined consolidated balance sheet as of December 31, 2016 gives effect to the merger as if it occurred on this date. The unaudited pro forma combined consolidated statement of income for the twelve months ending December 31, 2016 gives effect to the merger as if it had occurred on January 1, 2016. The actual completion date of the merger was December 15, 2017.

Pursuant to the Agreement and Plan of Merger, by and between RBPI and the Corporation, dated as of January 30, 2017 (the “Merger Agreement”), Class A shareholders of RBPI received 0.1025 shares of the Corporation’s common stock for each share of RBPI’s Class A common stock held by such shareholder. Class B shareholders of RBPI received 0.1179 shares of the Corporation’s common stock for each share of RBPI Class B common stock held by such shareholder. In addition, in accordance with the terms and conditions of the Merger Agreement, options to purchase RBPI Class A common stock were cashed-out at closing based on the positive difference, if any, between $4.19 and the corresponding exercise price of such RBPI option. Warrants to purchase RBPI common stock were converted to warrants to purchase the Corporation’s common stock. Based on 28,097,207 shares of RBPI Class A common stock and 1,857,072 shares of RBPI Class B common stock, the Corporation issued 3,098,754 shares of common stock; cash-in-lieu of fractional shares totaled $7 thousand; in-the-money options were cashed out at $112 thousand; and the value of 140,224 assumed warrants to purchase the Corporation’s common stock was $1.9 million. Based on the closing price of BMBC common stock on December 14, 2017, the aggregate purchase consideration was $138.6 million.

The Corporation expects that it will incur merger and integration charges as a result of the merger. The unaudited pro forma combined consolidated financial statements, while helpful in illustrating the financial characteristics of the combined entity, do not reflect these anticipated merger and integration expenses; nor do they reflect any possible financial benefits through anticipated cost savings, and, hence, do not attempt to predict or suggest future results. Furthermore, the unaudited pro forma combined consolidated financial statements do not necessarily reflect what the historical results of the combined entity would have been, had the companies been combined during the periods presented.

In addition, the unaudited pro forma combined consolidated financial statements reflect estimates of the fair values of assets acquired and liabilities assumed in the merger. These estimates are preliminary and, as such, their final values may vary from their initial estimates.

THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT BMBC WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS.

The unaudited pro forma combined consolidated financial statements and related notes contain statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding BMBC that may include future plans, objectives, performance, revenues, growth, profits, operating expenses of BMBC’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect”, “anticipate”, “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project’’ and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading the unaudited pro forma combined consolidated financial statements and related notes are cautioned that such statements are only predictions, and that BMBC’s actual future results or performance may be materially different. All forward-looking information and statements made herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. BMBC does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties that could cause future events to vary materially from the results anticipated, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify our quarterly or other reports filed with the SEC.

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED BALANCE SHEET

December 31, 2016
	Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
(dollars in thousands, except per share data)
Assets
Cash and due from banks	$16,559	$13,146	$29,705	$(119)	(b) (c)	$29,586
Interest bearing deposits with banks	34,206	8,084	42,290	-		42,290
Cash and cash equivalents	50,765	21,230	71,995	(119)		71,876
Investment securities available for sale	566,996	169,854	736,850	-		736,850
Investment securities held to maturity	2,879	-	2,879	-		2,879
Investment securities, trading	3,888	-	3,888	-		3,888
Loans held for sale	9,621	-	9,621	-		9,621
Portfolio loans and leases	2,535,425	602,009	3,137,434	(27,061)	(d)	3,110,373
Less: Allowance for loan and lease losses	(17,486)	(10,420)	(27,906)	10,123	(e)	(17,783)
Net portfolio loans and leases	2,517,939	591,589	3,109,528	(16,938)		3,092,590
Premises and equipment, net	41,778	5,398	47,176	3,609	(f)	50,785
Accrued interest receivable	8,533	3,968	12,501	-		12,501
Mortgage servicing rights	5,582	-	5,582	-		5,582
Bank owned life insurance	39,279	20,781	60,060	-		60,060
Federal Home Loan Bank stock	17,305	3,216	20,521	-		20,521
Goodwill	104,765	-	104,765	73,515	(a)	178,280
Intangible assets	20,405	-	20,405	5,235	(g)	25,640
Other investments	8,627	2,250	10,877	-		10,877
Other assets	23,168	14,199	37,367	22,627	(h)	59,994
Total assets	$3,421,530	$832,485	$4,254,015	$87,929		$4,341,944
Liabilities
Deposits:
Non-interest-bearing	$736,180	$97,859	$834,039	$-		$834,039
Interest-bearing	1,843,495	531,687	2,375,182	2,535	(i)	2,377,717
Total deposits	2,579,675	629,546	3,209,221	2,535		3,211,756

Short-term borrowings	204,151	19,000	223,151	-		223,151
FHLB advances and other borrowings	189,742	85,000	274,742	(432)	(j)	274,310
Subordinated notes	29,532	-	29,532	-		29,532
Junior subordinated debentures	-	25,774	25,774	(4,358)	(k)	21,416
Accrued interest payable	2,734	711	3,445	-		3,445
Other liabilities	34,569	20,181	54,750	3,323	(l) (m)	58,073
Total liabilities	3,040,403	780,212	3,820,615	1,068		3,821,683
Shareholders' equity
Common stock	21,111	56,677	77,788	(53,578)	(n)	24,210
Paid-in capital in excess of par value	232,806	99,667	332,473	35,743	(n)	368,216
Common stock held in treasury	(66,950)	(4,965)	(71,915)	4,965	(n)	(66,950)
Accumulated other comprehensive loss, net of tax benefit	(2,409)	(5,219)	(7,628)	5,219	(n)	(2,409)
Retained earnings (deficit)	196,569	(94,512)	102,057	94,512	(n)	196,569
Total BMBC and RBPI shareholders' equity	381,127	51,648	432,775	86,861		519,636
Noncontrolling interest	-	625	625	-		625
Total shareholders' equity	381,127	52,273	433,400	86,861		520,261

Total liabilities and shareholders' equity	$3,421,530	$832,485	$4,254,015	$87,929		$4,341,944

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENT OF INCOME

For the Twelve Months Ending December 31, 2016
	Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
(dollars in thousands, except per share data)
Interest income:
Interest and fees on loans and leases	$110,536	$28,825	$139,361	$5,391	(a)	$144,752
Interest on cash and cash equivalents	168	63	231	-		231
Interest on investment securities	6,287	4,528	10,815	-		10,815
Total interest income	116,991	33,416	150,407	5,391		155,798
Interest expense on:
Deposits	5,833	4,325	10,158	(1,219)	(b)	8,939
Short-term borrowings	93	88	181	-		181
Long-term borrowings	4,829	2,902	7,731	283	(c)(d)	8,014
Total interest expense	10,755	7,315	18,070	(936)		17,134
Net interest income	106,236	26,101	132,337	6,327		138,664
Provision for loan and lease losses	4,326	1,242	5,568	-		5,568
Net interest income after provision for loan and lease losses	101,910	24,859	126,769	6,327		133,096
Non-interest income:
Fees for wealth management services	36,690	-	36,690	-		36,690
Insurance commissions	3,722	-	3,722	-		3,722
Service charges and fees	4,730	1,361	6,091	-		6,091
Net gain on sale loans	3,048	165	3,213	-		3,213
Net (loss) gain on sale of investment securities available for sale	(77)	1,431	1,354	-		1,354
Other-than-temporary-impairment of securities available for sale	-	(190)	(190)	-		(190)
Other operating income	5,855	1,540	7,395	-		7,395
Total non-interest income	53,968	4,307	58,275	-		58,275
Non-interest expenses:
Employee salaries and benefits	56,959	10,398	67,357	-		67,357
Occupancy, equipment and bank premises	17,131	2,876	20,007	122	(e)	20,129
Advertising	1,381	243	1,624	-		1,624
Amortization of other intangible assets	3,498	-	3,498	842	(f)	4,340
Professional fees	3,659	1,977	5,636	-		5,636
Pennsylvania bank shares tax	1,749	547	2,296	-		2,296
Information technology	3,661	1,004	4,665	-		4,665
Other operating expenses	13,636	2,952	16,588	-		16,588
Total non-interest expenses	101,674	19,997	121,671	964		122,635
Income before income taxes	54,204	9,169	63,373	5,363		68,736
Income tax expense (benefit)	18,168	(1,796)	16,372	6,667	(g)	23,039
Net income	$36,036	$10,965	$47,001	$(1,304)		$45,697
Less: net income attributable to noncontrolling interest	$-	$590	$590			590
Net income attributable to RBPI and BMBC	$36,036	$10,375	$46,411			$45,107
Less: Preferred Stock Series A acumulated dividend and accretion	$-	$1,133	$1,133			1,133
Net income available to common shareholders	$36,036	$9,242	$45,278			$43,974

Earnings per share:
Basic earnings per common share	$2.14	$0.31				$2.20
Diluted earnings per common share	$2.12	$0.31				$2.18

Weighted-average basic shares outstanding	16,859,623	30,081,000	46,940,623	(26,982,246)	(h)	19,958,377
Dilutive shares	168,499	65,000	233,499	(53,838)	(i)	179,661
Adjusted weighted-average diluted shares	17,028,122	30,146,000	47,174,122	(27,036,084)		20,138,038

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma combined consolidated financial statements have been prepared using the acquisition method of accounting. The unaudited pro forma combined consolidated statement of income for the twelve months ended December 31, 2016 is presented assuming the merger occurred on January 1, 2016. The unaudited pro forma combined consolidated balance sheet as of December 31, 2016 assumes the merger occurred on that date. This information is not intended to reflect the actual results that would have been achieved had the merger occurred on this date and should not be taken as representing the future consolidated results of operations of the Corporation. No consideration was given in the unaudited pro forma combined consolidated financial statements to potential cost savings, fee enhancements or merger integration costs for the combined organization.

Note 2 – Purchase Consideration

Pursuant to the Agreement and Plan of Merger, by and between RBPI and the Corporation, dated as of January 30, 2017 (the “Merger Agreement”), Class A shareholders of RBPI received 0.1025 shares of the Corporation’s common stock for each share of RBPI’s Class A common stock held by such shareholder. Class B shareholders of RBPI received 0.1179 shares of the Corporation’s common stock for each share of RBPI Class B common stock held by such shareholder. In addition, in accordance with the terms and conditions of the Merger Agreement, options to purchase RBPI Class A common stock were cashed-out at closing based on the positive difference, if any, between $4.19 and the corresponding exercise price of such RBPI option. Warrants to purchase RBPI common stock were converted to warrants to purchase the Corporation’s common stock. For purposes of the unaudited pro forma combined consolidated balance sheet as of December 31, 2016, it is assumed that the Corporation’s common shares issued, cash-out of options, cash-in-lieu of fractional shares and value of assumed stock warrants were the same as those amounts incurred on the actual closing date of the merger of December 15, 2017. Based on 28,097,207 shares of RBPI Class A common stock and 1,857,072 shares of RBPI Class B common stock, the Corporation issued 3,098,754 shares of common stock; cash-in-lieu of fractional shares totaled $7 thousand; in-the-money options were cashed out at $112 thousand; and the value of 140,224 assumed warrants to purchase the Corporation’s common stock was $1.9 million. Based on the closing price of BMBC common stock on December 14, 2017, the aggregate purchase consideration was $138.6 million.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2016

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments referenced in the Pro Forma Combined Consolidated Balance Sheet to indicate the consideration paid and to adjust the RBPI assets and liabilities to their fair values as of December 31, 2016.

(a)      Calculation of Goodwill Resulting from Merger

Purchase Consideration
(dollars in thousands, except per share data)

RBPI Common Stock:
RBPI Class A Common Stock outstanding	28,097,207
Exchange ratio	0.1025
BMBC Common Stock (excluding fractional shares)	2,879,861

RBPI Class B Common Stock outstanding	1,857,072
Exchange ratio	0.1179
BMBC Common Stock (excluding fractional shares)	218,893

Total BMBC shares issued	3,098,754
BMBC closing price, December 14, 2017	$44.10

Purchase consideration assigned to RBPI shares exchanged for BMBC Common Stock		$136,655

Fractional shares	158.51
Fractional share price, per merger agreement	$44.48

Cash-in-lieu of fractional shares		$7

Options to purchase RBPI Class A common stock:
RBPI Class A options exchanged for cash	47,840
Weighted average cash-out rate paid	$2.35
Purchase consideration for RBPI Class A common stock options exchanged for cash		$112

Value of warrants to purchase BMBC Class A common stock		$1,854

Total purchase consideration		$138,628

Net Assets Acquired

RBPI shareholders’ equity	$51,648
Core deposit intangible asset created	4,670
Favorable lease asset created	565
Net assets acquired before fair value adjustments	$56,883

Estimated adjustments to reflect assets acquired at fair value:
Portfolio loans	$(27,061)
Allowance for loan and lease losses	10,123
Premises and equipment	3,609
Other assets	22,627
Total fair value adjustments to assets acquired	$9,298

Estimated adjustments to reflect liabilities assumed at fair value:
Time deposits	$2,535
Long-term borrowings	(432)
Junior subordinated debentures	(4,358)
Other liabilities	3,323
Total fair value adjustments to liabilities assumed	$1,068

Total net assets acquired		$65,113

Goodwill resulting from merger		$73,515

(b)	$112 thousand cash paid to holders of 47,840 options to purchase shares of RBPI Series A common stock.

(c)	$7 thousand cash paid to RBPI shareholders in lieu of fractional shares

(d)

Estimated fair value adjustment on acquired loan portfolio to mark it to its fair value. Fair value mark includes an interest rate component and a credit component equivalent to estimated lifetime losses on the acquired loan portfolio.

(e)

Estimated fair value adjustment to eliminate the allowance for loan and lease losses. The acquired balance of allowance for loan and lease losses represents the losses present in the acquired portfolio as of the acquisition date. As part of the fair value adjustment to the loan portfolio, a credit-related component equivalent to the expected lifetime credit losses in the acquired portfolio was recorded.

(f)	Estimated fair value adjustment to acquired buildings and leasehold improvements.

(g)	Estimated fair value adjustments include the creation of a core deposit intangible asset and favorable lease asset.

(h)	Estimated fair value adjustments to reverse valuation allowance on acquired deferred tax asset, and to adjust fair value of acquired other real estate owned and tax lien certificates.

(i)	Estimated fair value adjustment to time deposits based on estimated market interest rates present at the time of acquisition.

(j)	Estimated fair value adjustment to long-term FHLB borrowings based on market interest rates at the time of acquisition.

(k)	Estimated fair value adjustment to junior subordinated debentures based on estimated market interest rates present at the time of acquisition.

(l)	Estimated fair value adjustment for unfavorable lease liability.

(m)	Estimated fair value adjustment to establish sold loan recourse reserve.

(n)	Elimination of equity accounts and issuance of BMBC common stock and warrants.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2016

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments to record the accretion and amortization of these fair value adjustments for the twelve months ended December 31, 2016.

a)	Recognition of twelve months of accretion of fair value mark applied to acquired loan portfolio. The assumed accretion period is the weighted average contractual maturity of the underlying loans.

b)

Recognition of twelve months of accretion of fair value adjustment applied to assumed time deposits on a level-yield basis. The assumed accretion period is the remaining term to maturity of the time deposits.

c)

Recognition of twelve months of net amortization of fair value adjustment applied to assumed FHLB advances and other long-term borrowings on a level yield basis. The assumed accretion period is the remaining term maturity of the underlying FHLB advances and other long-term borrowings.

d)

Recognition of twelve months of amortization of fair value adjustment applied to assumed junior subordinated debentures on a level yield basis. The assumed accretion period is the remaining term maturity of the junior subordinated debentures.

e)

Recognition of twelve months of increased depreciation expense resulting from the fair value adjustment to acquired buildings and leasehold improvements. The assumed depreciation periods are the remaining useful lives of the assets.

f)

Recognition of twelve months amortization of the core deposit intangible asset (“CDI”) recorded as a result of the acquired core deposits. The amortization method used for the CDI is a ten year, declining balance method.

g)	Adjustment to income tax expense to reflect the actual BMBC effective tax rate for the twelve months ended December 31, 2016.

h)	Assumes 3,098,754 common shares of Corporation stock issued on January 1, 2016 for the RBPI Merger were outstanding for the entire twelve-month period ended December 31, 2016.

i)	Assumes 140,224 warrants to purchase Corporation stock assumed on January 1, 2016 were outstanding for the entire twelve-month period ended December 31, 2016.